EXHIBIT 10.3


                       HALLMARK FINANCIAL SERVICES, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     1. Grant of Option. Hallmark Financial Services, Inc. (the "Company") grants to ____________________ (the "Optionee") a non-qualified stock option (the "Option") to acquire __________ shares of Common Stock, $0.03 par value, of Hallmark Financial Services, Inc. (the "Shares") pursuant to the 2005 Long Term Incentive Plan of Hallmark Financial Services, Inc. (the "Incentive Plan"). The effective date of the Option's grant is _______________, 20___.

     2.    Exercise Price.  The exercise price is $__________ per share.

     3.    Exercise Schedule.

           (a) The option shall become exercisable with respect to 40% of the Shares six months and one day after the effective date of the Option's grant and an additional 10% of the Shares shall become exercisable on the first, second, third, fourth, fifth and sixth anniversaries of the effective date of grant. Irrespective of the foregoing vesting schedule, the Option shall become immediately exercisable with respect to all of the Shares in the event of the Optionee's death while in service as a Director or the termination of the Optionee's service as a Director by reason of total and permanent disability, as determined in accordance with the Company's long-term disability policy.

           (b) The Option shall be exercisable cumulatively, in whole or in part, with respect to all Shares that are vested in accordance with paragraph 3(a).

     4.    Term and Termination.

           (a) The Option shall automatically expire and terminate on the tenth anniversary of the date of grant to the extent not previously exercised.

           (b) Upon termination of the Optionee's service as a Director for any reason other than the Optionee's death or total and permanent disability, the Option shall continue to be exercisable, to the extent vested as of the termination date of the Optionee's service as a Director, for a period of 90 days, but will lapse and terminate to the extent not exercised before the end of the 90 day period.

           (c) In the event of the Optionee's death or the termination of the Optionee's service as a Director by reason of total and permanent disability, the Option shall continue to be exercisable with respect to all of the Shares in accordance with paragraph 3(a) for a period of one year.

     5. Transferability. The Option shall be transferable only to the extent permitted under the Incentive Plan. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this option contrary to the provisions of the Incentive Plan, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect..

     6. Payment of Exercise Price. The Option shall be deemed exercised when (i) the Company has received written notice of exercise in accordance with the terms hereof, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. The exercise price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, by personal check, or at the option of the Optionee, in shares of Common Stock then owned by the Optionee (or by a combination of the above). For purposes of determining the amount, if any, of the exercise price satisfied by payment in shares of Common Stock, such shares of Common Stock shall be valued at their Fair Market Value per Share (as defined in the Incentive Plan) on the date of exercise. Any shares of Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. The Optionee shall not be, and shall have no rights or privileges of, a shareholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

     7.    Adjustment of Shares.

           (a) In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board shall adjust proportionally the number of shares of Common Stock covered by the Option and the exercise price of the Option. In the event of any other change affecting Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Board, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume stock options by means of substitution of new options for previously issued options or an assumption of previously issued options.

           (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of shares then subject to the Option.

           (c) Without limiting the generality of the foregoing, the existence of the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company;
 (3) any issue by the Company of debt securities or preferred or preference stock which would rank above the Common Stock; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company or any subsidiary of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

     8. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to this Option unless and until the requirements of paragraph 6 have been satisfied and certificates representing such Shares shall have been issued and delivered to such person. As a condition of any issuance or transfer of the certificate for Shares, the Board may obtain such agreements or undertakings, as it may deem necessary or advisable to assure compliance with any provision of the Incentive Plan, this Agreement (herein so called) or any law or regulation including, but not limited to, the following:

        (i) a warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

       (ii) a representation, warranty, or agreement to be bound by any legends that are, in the opinion of the Board necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

     9. Law Governing. This Agreement is to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of such state.

    10. Interpretation. The Optionee accepts the Option subject to all the terms and provisions of the Incentive Plan and this Agreement. In case of any conflict between the provisions hereof and the Incentive Plan, the terms and provisions of the Incentive Plan shall be controlling.

    11. Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the President of the Company at the address indicated on the signature page of this Agreement, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to his last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this paragraph.

    12. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of Optionee's heirs,legal representatives, successors and assigns.

                               HALLMARK FINANCIAL SERVICES, INC.

                               By:
                                   --------------------------
                                   Mark E. Schwarz, President


                               ------------------------------
                               ____________________, Optionee